                                                                    EXHIBIT 10.3

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

                  THIS AMENDED AND RESTATED SATELLITE SERVICES SUPPLEMENTAL AGREEMENT (the "SSS Agreement") is made and entered into as of December 18, 1997 (the "Execution Date") by and between AvData Systems, Inc., a Delaware corporation ("AvData"), whose principal place of business is located at 55 Marietta Street, NW, Atlanta, Georgia 30303 and PageMart Wireless Inc. (the "Customer" or "PageMart"), a corporation existing under the laws of the state of Delaware with offices at 3333 Lee Parkway, Suite 100, Dallas, Texas, 75219.

                  WHEREAS, AvData and PageMart, Inc. entered into a Satellite Services Supplemental Agreement dated as of September 30, 1995 (the "Existing SSS Agreement") concerning the purchase of certain satellite services and have subsequently amended the Existing SSS Agreement by Amendment Number 1 (the "Amendment").

                  WHEREAS, PageMart, Inc. has assigned its rights in the Existing SSS Agreement to its sole stockholder, Customer, and AvData and Customer now desire to restate and amend the Existing SSS Agreement as amended to reflect the parties' actions to date, to integrate the pertinent provisions of the Amendment and to specify certain additional and/or revised terms and conditions as more fully stated below;

                  WHEREAS, Customer and AvData have entered into an Amended and Restated Master Agreement dated December 18, 1997 ("Master Agreement"); and

                  WHEREAS, the parties acknowledge and agree that the SSS Agreement is a separate, free standing document, independent of the Master Agreement and all of the parties' rights and obligations hereunder shall continue in full force and effect notwithstanding any termination of or default by either party under the Master Agreement; and

                  WHEREAS, AvData leases certain Ku-Band satellite transponder capacity on multiple satellites, and Customer desires to purchase from AvData and AvData is willing to provide to Customer, a portion of such satellite transponder capacity for use in the VNI Network.

                                   AGREEMENT

                  NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration received and acknowledged, AvData and Customer further agree that as of the Execution Date, the Existing SSS Agreement as amended by the Amendment, is hereby amended and restated to read in its entirety as follows:

                  During the Satellite Services Term, AvData shall provide Customer's Satellite Capacity in accordance with, and Customer shall be bound by, the terms and conditions set forth below:

A.        "SATELLITE SERVICES TERM":

1.        "Commencement Date":  12:00 a.m. (Eastern Time) on August 1, 1996.

2. "Termination Date": 11:59 p.m. (Eastern Time) on July 31, 2001 unless earlier terminated pursuant to this SSS Agreement.

B. CUSTOMER'S SATELLITE CAPACITY: AvData shall provide satellite transponder capacity for the VNI Network according to the terms hereof. From the Commencement Date through the Termination Date Customer's Satellite Capacity shall be provided through Ku-band transponder capacity leased by AvData on Satellite(s) selected by AvData in its sole discretion subject to approval by Customer, which shall not be


A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary
                                       1

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


unreasonably withheld; provided, however, that at least one of the Satellites (i.e. GE-1) provides coverage for all fifty states of the USA.

C. PRICE: Customer shall pay to AvData a monthly satellite capacity payment for Customer's Satellite Capacity, in accordance with Section J below and
Schedule 1 attached hereto, except that payment for the first month of any increased usage shall be due and payable on the date the Customer uses any increase in satellite capacity, with a corresponding increase in subsequent monthly satellite capacity payments.

D. DEPOSIT: The parties acknowledge that Customer paid AvData a non-refundable satellite services deposit on the date of execution of the Existing SSS Agreement, which has been retained by AvData in consideration for the modifications contained therein. PageMart acknowledges that it is not entitled to a set-off against any financial obligations with respect to such payment.


E.   CERTAIN DEFINITIONS

1. "Affiliates" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such Person and any member, director, officer or employee of such Person.

2. "FCC" shall mean the Federal Communications Commission or any successor organization.

3. "Satellite(s)" shall mean GE-1 and Galaxy IV and such other geo-stationary communications satellite or satellites through which AvData will provide Customer's Satellite Capacity.

4. "Laws" shall mean all international, federal, state, local and other laws, rules and other regulations, including without limitation, those issued by the FCC.

5. "Person" shall mean any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority, or otherwise.

6. "Transponder(s)" shall mean a component of the Satellite(s) which, for a particular frequency band, receives, amplifies, translates frequency and retransmits radio signals. Each Transponder contains one traveling wave tube amplifier (a "TWTA"). Transponder shall also mean, for purposes of this definition, any replacement or alternate components thereof.

7. "Satellite Capacity Failure" shall mean the failure of AvData to provide Customer's aggregate Satellite Capacity on a Satellite(s) (due to a Satellite failure). Determination that a Satellite Capacity Failure has occurred shall be made by AvData in its sole discretion.

8. "Usage" or "Use" shall refer to radio transmission to, or utilization of, the Satellite(s) for the VNI Network.

9. "Satellite Operators" shall mean the owner(s) of the Satellite(s) specifically authorized by the FCC to operate the Satellite(s) and through whom AvData makes available the satellite capacity required for the VNI Network.

10. "Primary Hub" shall mean the Equipment at AvData's primary hub location in Atlanta, Georgia which will be used to access Customer's Satellite Capacity to run the VNI Network.

11. "Alternate Hub" shall mean the equipment PageMart sets up at a site to be determined which will be used to access Customer's Satellite Capacity to run the VNI Network for load sharing with, or failure of the Primary Hub.

12. "Customer's Satellite Capacity" shall mean the satellite capacity to be provided hereunder to Customer (expressed as SCUs or High Power SCUs) during the Satellite Services Term, as more


A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


     particularly described in Paragraph J.2. hereof. In addition, if PageMart requests additional satellite capacity as described in Schedule 1 attached hereto, subject to availability of such satellite capacity, such additional satellite capacity shall be included upon commencement of service for such satellite capacity.

13. "Equipment" shall mean the Very Small Aperture satellite Terminals (VSATs) and associated hub hardware and remote site hardware including embedded software provided by AvData under the Master Agreement.

14. "Satellite Capacity Unit" or "SCU" - One SCU equals 800 kHz of bandwidth, which is normally configured as one (1) 128 Kbps outbound channel and two
     (2) 64 Kbps inbound channels. Using standard power levels and BPSK modulation, the percentage of available bandwidth in the transponder that is utilized by a SCU is equal to the percentage of the power available in the transponder utilized by that SCU.

15. "High Power SCU" - One High Power SCU consumes twice the satellite capacity of one standard power SCU. Using high power levels and BPSK modulation, the percentage of available power in the transponder that is utilized by a High Power SCU is equal to two (2) times the percentage of available bandwidth in the transponder that is utilized by a SCU. A High Power SCU has a power density of not less than 9 dBW/4KHz and requires authorization from the Federal Communications Commission (FCC).

16. "VNI" or "VNI Network" shall mean the VSAT network infrastructure consisting of the Equipment, and software provided by AvData under the Master Agreement.




F.       CERTAIN UNDERSTANDINGS

         1. Ownership of Transponders. Customer understands and agrees that the Satellite Operators are the FCC-authorized operator of the Satellites . Neither this SSS Agreement nor Customer's Satellite Capacity shall, or shall be deemed to, convey title or any other ownership interest to Customer in or to any Satellite, any Transponder or any part thereof. Customer acknowledges and agrees (i) that nothing contained in this SSS Agreement shall prevent any sale, mortgage, or encumbrance of any Satellite or any Transponder thereof by the owner, (ii) that Customer's Satellite Capacity is provided on a right to use basis (with Equipment and services provided by AvData under the Master Agreement) and is not being sold to Customer, (iii) that neither any Transponder nor any Satellite, nor any right to use thereof nor any interest of any type therein, shall be subject to any claim, prior, subsequent or otherwise, of Customer or its creditors as a result of this SSS Agreement, and
(iv) that, as to any Transponder, the rights of Customer under this SSS Agreement will be subject and subordinate to the rights of any purchaser purchasing such Transponder and leasing it back to the Satellite Operator pursuant to a sale and leaseback transaction. Notwithstanding the foregoing, AvData shall use reasonable efforts to provide that the foregoing restrictions shall not impact or interfere with Customer's use of Customer's Satellite Capacity as provided for herein.

         2. Control of Satellite. Customer understands and agrees that the Satellite Operator(s) shall control and provide for the operation of the Satellite(s).

         3. Communication with Satellite. All communications with the Satellite(s) will be provided through Equipment controlled by AvData at either the Primary Hub or Alternate Hub; provided, however, upon the prior written request of Customer, AvData shall use its reasonable efforts to obtain the consent of each Satellite Operator to permit Customer to exercise control of the Equipment at the Alternate Hub, and upon obtaining such consent(s), Customer shall have the right to make communications with the Satellite(s) through Equipment controlled by Customer or its nominee at the Alternate Hub.



A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


G.       CONTINUITY OF SERVICE

         1. Preemption/Interruption of Service. Customer recognizes and agrees with respect to each Satellite that for "Technical or Safety Reason(s)", which shall include, but shall not be limited to, (1) the protection of the overall health or performance of the Satellite or its Transponders; (2) the prevention of interference or cross-talk; (3) the protection of public safety; or (4) compliance with an order from the FCC or other governmental authorities - and the existence of which the Satellite Operator shall determine in its sole discretion - the Satellite Operator may take the following "Action(s)": (i) preempt or interfere with Customer's Use of any Transponder or other component of the Satellite, (ii) reassign TWTAs to different Transponders on the Satellite, or (iii) reassign the frequency assignment of Customer's Satellite Capacity. Customer acknowledges and agrees that an Action by Satellite Operator may result in the preemption or interruption of the Use of Customer's Satellite Capacity. AvData shall notify Customer as soon as reasonably practical after receipt by AvData of oral or written notice from the Satellite Operator concerning an Action and shall use reasonable efforts to cause the Satellite Operator to schedule and conduct such Action so as to minimize the Satellite Operator disruption of Customer's Use of Customer's Satellite Capacity. Customer acknowledges and agrees that if such preemption or interruption occurs, then Customer shall cooperate with and assist AvData and the Satellite Operator during such periods and Customer's sole remedies shall be the termination of this SSS Agreement or reduction in Customer's Satellite Capacity pursuant to Paragraph K herein.

         2. Provision of Continuing Service. In the event of a Satellite Capacity Failure, AvData shall use its best efforts to cause the Satellite Operator to provide Customer's Satellite Capacity using spare Transponder capacity on the Satellite, if available, or if such spare capacity is unavailable, then by using an alternate Transponder on the Satellite of the same polarity, if available. The availability of such spare or alternate Transponder on the Satellite, on a permanent or temporary basis, shall be determined by the Satellite Operator in its sole discretion. The foregoing notwithstanding, Customer's sole remedies for any preemption or interruption of Use shall be the termination of this SSS Agreement or reduction in Customer's Satellite Capacity pursuant to Paragraph K herein.

H.       CUSTOMER'S OBLIGATIONS

         1. Compliance With SSS Agreement and Laws. During the Satellite Services Term, Customer shall comply with the terms of this SSS Agreement and shall be responsible for complying with, and shall comply with all Laws applicable to it regarding the operation and Use of the Satellites and the Transponders, or Use of Customer's Satellite Capacity. Customer shall be permitted to use Customer's Satellite Capacity for any business unit, subsidiary, Strategic Alliance Partner or customer of PageMart subject to the approval of AvData, which shall not be unreasonably withheld, provided, however, operation of the Equipment provided under the Master Agreement or any other equipment used to access Customer's Satellite Capacity, including PageMart's Alternate Hub, must be in strict accordance with guidelines and instructions provided by the Satellite Operator directly or through AvData.

I.       REMEDIES

         1.       LIMITATION OF LIABILITY

         a. ANY AND ALL EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY AVDATA. CUSTOMER EXPRESSLY AGREES THAT AVDATA'S SOLE OBLIGATIONS AND CUSTOMER'S EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS SSS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY ARE LIMITED TO TERMINATION OF THIS SSS AGREEMENT FOR THE REASONS DESCRIBED IN PARAGRAPH G ABOVE, AND ALL OTHER REMEDIES OF ANY KIND ARE EXPRESSLY EXCLUDED.


A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


         b. IN NO EVENT SHALL AVDATA BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, OCCASIONED BY ANY DEFECT IN CUSTOMER'S SATELLITE CAPACITY, FAILURE OF THE CUSTOMER'S SATELLITE CAPACITY TO PERFORM OR ANY OTHER CAUSE WHATSOEVER. AVDATA MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PERSON CONCERNING CUSTOMER'S SATELLITE CAPACITY AND CUSTOMER SHALL INDEMNIFY AVDATA FROM ANY CLAIMS MADE UNDER ANY WARRANTY OR REPRESENTATION BY CUSTOMER TO ANY THIRD PARTY.


2.       Indemnification.

         Customer shall indemnify and save AvData and the Satellite Operators harmless from all liability to Customer disclaimed by AvData, as specified above, to the extent such liability arises in connection with the provision by AvData or the Satellite Operators of facilities and/or Customer's Satellite Capacity or use of Customer's Satellite Capacity pursuant to this SSS Agreement provided, however, Customer shall not be obligated to indemnify AvData from such liability to the extent such liability arises from the willful misconduct or gross negligence of AvData.

J.       PAYMENTS TO AVDATA

         1.       Payment.

         a. Unless otherwise provided, any sum due AvData for the provision of Customer's Satellite Capacity shall be invoiced and payable in advance on the first day of each month.

         b. If any payment of any sum due from Customer is not received by AvData within thirty (30) days after such payment is due, then such overdue amount shall be subject to a delinquency charge at the rate of interest equal to one and one-half percent (1 1/2%) per month, from the date such overdue amount was actually due until the date it is actually received by AvData.

         c. Customer's obligations to make the monthly satellite capacity payments provided by Paragraph C above and J(2) below shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which Customer may have against AvData or anyone else for any reason whatsoever.

         d. The charges specified herein do not include any amounts for sales, use, property, privilege, license, excise or similar taxes, fees or assessments which may be levied by any governmental agency on this SSS Agreement, the services provided or the payments made hereunder. Any such taxes or charges shall be paid directly by Customer to the taxing authority, if legally permitted. Otherwise, if required to be paid by AvData, the amount shall be reimbursed to AvData by the Customer. Upon request, the Customer shall provide AvData with tax exemption certificates, if applicable, or evidence of tax payments, if made by Customer.

         2.       Required Satellite Capacity.

                  a. Commencing August 1, 1996, PageMart shall pay * per month per Satellite Capacity Unit ("SCU") for satellite capacity, and shall increase the number of SCUs at the rate of * per month until * SCUs are paid for per month; provided, however, that commencing January 1, 1997, PageMart's required number of SCUs shall be reduced by * SCUs per month to * SCUs for the month of January, 1997, and the number of SCUs shall thereafter increase at the rate of * per month until a * required satellite capacity of * SCUs per month is reached, which shall be sustained for the balance of this SSS Agreement. Nothing contained in


A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary
                                       5                         Rev. 12/10/97

* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT

this paragraph is intended to limit PageMart's ability to increase its number of SCUs at a rate faster than * per month. PageMart shall have the right to designate by written notice by PageMart that a portion of Customer's Satellite Capacity, not to exceed ten (10) SCUs (i.e. five (5) High Power SCUs), shall be provided as High Power SCUs. The provision of Customer's Satellite Capacity as High Power SCUs shall be subject to availability of High Power SCUs on the Satellite(s) and regulatory approval by the FCC. Upon receipt of such written notice, AvData shall pursue such regulatory approval on a "best efforts" basis, at PageMart's sole cost and expense. One (1) High Power SCU shall count as two
(2) SCUs for the purpose of the above calculations.

         b. AvData shall use commercially reasonable efforts to resell any SCUs (in increments of 1/4 SCUs, or 200 kHz) that PageMart specifies in writing to AvData to resell; provided, however, that PageMart in such written notice irrevocably releases the SCUs for the duration of this SSS Agreement. PageMart shall be required to continue to pay for the SCUs until such time, if any, as AvData is able to resell the SCUs, as set forth below in Paragraph J(2)(c).

         c. AvData shall reduce PageMart's minimum monthly payments in the amount of $ * for each 1/4 SCU that AvData resells; provided, however, that AvData resells such SCU at a rate equal or greater than $ * per 1/4 SCU. AvData shall be permitted to receive payments for such resold SCUs directly from the purchaser.

         d. AvData further agrees not to purchase additional satellite capacity for its own use from the time that PageMart gives AvData written notice of released satellite capacity pursuant to Paragraph J(2)(b) above if AvData determines, in its reasonable discretion, that AvData's satellite capacity needs can be reasonably satisfied from PageMart's released satellite capacity, and in such event AvData shall reduce PageMart's minimum monthly payments for satellite capacity by $ * for each 1/4 SCU that AvData uses.

K.       TERMINATION

         1. Events of Termination. This Agreement shall terminate automatically upon the Termination Date, unless terminated earlier pursuant to one of the following paragraphs:

         a. Termination for Satellite Capacity Failure. If a Satellite Capacity Failure continues uninterrupted for more than ten (10) consecutive days, or such other period is mutually agreed upon in writing by AvData and Customer, then this Agreement may be immediately terminated by either party by written notice to the other delivered on or before the thirtieth day after the calendar day on which the Satellite Capacity Failure began; provided, however, that if such Satellite Capacity Failure affects only one Satellite and a portion of Customer's Satellite Capacity remains available from other Satellite(s), then the right of termination shall apply only to Customer's Satellite Capacity received hereunder from such failed Satellite and this SSS Agreement shall continue in force with respect to the remaining portion of Customer's Satellite Capacity. If so terminated, AvData shall refund to Customer the amount of any prepaid monthly charges for the terminated capacity prorated from the date of the Satellite Capacity Failure, and AvData shall have no other or further liability to Customer.

         b. Cancellation for Non-Payment and Violations of Law. Notwithstanding anything to the contrary and in addition to all other remedies AvData may have, AvData may immediately cancel this Agreement and accelerate all remaining payments due through the Satellite Services Term if Customer materially breaches any provision of this Agreement, including for example (but without limitation), (1) if Customer fails to pay when due any amounts due pursuant to this Agreement within ten (10) days after AvData has delivered notice to Customer of such non-payment, or (2) if Customer violates the provisions of Paragraph H.1. ("Compliance with Laws"). Upon termination, pursuant to this Paragraph K.1.b, AvData shall be entitled to transfer Customer's Satellite Capacity immediately to whomever AvData sees fit, Customer shall not be entitled to any equitable relief as a result thereof, and Customer's exclusive remedy shall be limited to recovery of any payments made by it to AvData for the period of time as to which it has



A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary
                                       6

* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT



been canceled, without interest, less any claim AvData has against Customer by reason of such Customer's default.

         c. Termination by Customer. In event that AvData fails to provide Customer's Satellite Capacity to Customer as a result of the termination by a Satellite Operator of the lease to AvData of Ku-Band satellite transponder capacity due to a default by AvData, Customer, provided that Customer is not in default hereunder, shall have the right to reduce Customer's Satellite Capacity under this Agreement to the extent of the Customer's Satellite Capacity received hereunder from such Satellite Operator if AvData fails to cure such failure within thirty (30) days after receiving written notice of such failure from Customer. If Customer's Satellite Capacity is so reduced, AvData shall (i) refund to Customer the amount of any prepaid monthly charges for the terminated Customer's Satellite Capacity prorated from the date AvData failed to provide such Customer's Satellite Capacity and (ii) provide reasonable cooperation, at Customer's request and expense, with any efforts by Customer to contract directly with the Satellite Operator for such terminated Customer's Satellite Capacity, and AvData shall have no other or further liability to Customer with respect to such terminated Customer's Satellite Capacity.

         2. Continuation after Termination of Master Agreement. The parties acknowledge and agree that this SSS Agreement is a separate, free standing contract and is independent of the Master Agreement. This SSS Agreement, and the parties rights and obligations hereunder, shall continue in full force and effect notwithstanding any termination of or default by either party under the Master Agreement.

L.       MISCELLANEOUS

         1. Headings. The Paragraph headings used in this SSS Agreement, except where terms are specifically defined, are for reference and convenience only and shall not enter into the interpretation hereof.

         2. Waiver. No delay or omission by either party to exercise any right or power shall impair any such right or power or be construed to be a waiver thereof. A waiver by either of the parties of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition or agreement herein contained.

         3. Severability. If, but only to the extent that, any provision of this SSS Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this SSS Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves substantially the same objective shall be substituted. If the remainder of this SSS Agreement is not affected by such declaration or finding and is capable of substantial performance then the remainder shall be enforced to the extent permitted by law.

         4. Relationship of Parties. AvData is performing pursuant to this SSS Agreement only as an independent contractor and nothing set forth in this SSS Agreement shall be construed to create the relationship of principal and agent between AvData and Customer. Neither AvData nor Customer shall act or attempt to act or represent itself, directly or by implication, as an agent of the other party or its Affiliates or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of, the other party or its Affiliates.

         5. Approvals and Authorizations. The obligations of the parties hereto shall be subject to obtaining and maintaining all necessary regulatory and other governmental approvals and authorizations. The parties agree to use their respective and, where applicable, collective best reasonable efforts to obtain promptly and maintain any such approvals.


A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


         6. Notices. In addition to such other requirements as may be set forth herein, any notices hereunder by one party to the other party shall be given in writing by personal delivery (or by recognized overnight delivery service) or posted by certified mail return receipt requested, to the parties at the following addresses:

         IF AVDATA, SEND TO:                         IF CUSTOMER, SEND TO:
         AvData Systems, Inc.                        PageMart Wireless, Inc.
         55 Marietta Street                          3333 Lee Parkway, Suite 100
         Atlanta, GA  30303                          Dallas, TX   75219

         Attn:  Judith H. Drobinski                  Attn:  James E. Freytag
         V.P. - Finance & Admin.                     Director of Network
                                                     Implementation

Notices will be deemed to have been given hereunder when delivered (whether or not accepted by the addressee).

         7. Confidentiality. Each party hereby agrees that all non-public, confidential or proprietary information communicated to it by the other party or its customers, whether before or after the Execution Date, shall be and was received in strict confidence, shall be used only for purposes of this SSS Agreement, and, for a period of five (5) years following the termination of this SSS Agreement, shall not be disclosed by such party, its agents or employees without the prior written consent of the other party, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party. The obligations set forth in this Section shall survive termination of this SSS Agreement.

         8. Force Majeure. The term "Force Majeure" shall include, but not be limited to, fires or other casualties or accidents, acts of God, severe weather conditions, sun outages, strikes or labor disputes, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency or any other act or condition whatsoever beyond the reasonable control of the affected party. A party whose performance of its obligations hereunder is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party immediately continues performance whenever and to the extent such causes are removed. Nothing in this Section shall relieve Customer of its obligations to make payments to AvData in accordance with Paragraphs C and J of this Satellite Services Supplemental Agreement, except to the extent that AvData is relieved of its obligations to make payments to the Satellite Operator by such Force Majeure condition.

         9. Applicable Law and Entire Agreement. THIS SSS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. This SSS Agreement constitutes the entire agreement between the parties, supersedes all previous understandings, commitments or representations and is intended as the complete and exclusive statement of the terms of the agreement between the parties concerning the subject matter hereof. This SSS Agreement may not be amended or modified in any way, and none of its provisions may be waived, except by a writing signed by each party hereto.

         10. Attorney's Fees. In the event of any dispute or controversy arising hereunder, any court having jurisdiction in any such dispute or controversy shall determine which of the parties is the prevailing party and shall award to the prevailing party the reasonable fees and expenses of counsel, experts and other court costs incurred in connection with such dispute or controversy.

         11. No right of Transfer. Customer shall not, and shall not have the right to, grant, sell, assign, encumber, permit the utilization of, license, lease, or otherwise convey, directly or indirectly, in whole or in part (individually, a "Transfer:"), Customer's Satellite Capacity, or any of its rights under this SSS Agreement, to any other entity or person. Notwithstanding the foregoing, Customer may assign its



A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT


Satellite Capacity, and its rights under this SSS Agreement, without AvData's written consent, to any corporation, partnership or other entity which is controlled by Customer and in which Customer has not less than fifty-one percent (51%) of the ownership interest, provided that no such assignment shall relieve Customer of any of its obligations hereunder.

         12. Successors and Assigns. Subject to Paragraph L.11 above, this SSS Agreement shall be binding on and shall inure to the benefit of any successors and assigns of the parties, provided that no assignment of this SSS Agreement shall relieve either party hereto of its obligations to the other party. Any purported assignment by either party not in compliance with the provisions of this SSS Agreement shall be null and void and of no force and effect.


-------------------------------------------------------------------------------



IN WITNESS WHEREOF, the parties hereto, each by a duly authorized officer, have caused this Agreement to be executed as of the date written above.



PAGEMART, INC.                                           AVDATA SYSTEMS, INC.

By:                                                      By:              Harold E. Cowan
                 ------------------------------------                     ------------------------------------

Title:                                                   Title:           Vice President Account Management
                 ------------------------------------                     ------------------------------------

Date:                                                    Date:            December 18, 1997
                 ------------------------------------                     ------------------------------------

Signed:           /s/ ILLEGIBLE                          Signed:          /s/ HAROLD E COWAN
                 ------------------------------------                     ------------------------------------



A & R Satellite                AvData Systems, Inc.
Services Supplemental             Proprietary

                              AMENDED AND RESTATED
                   SATELLITE SERVICES SUPPLEMENTAL AGREEMENT



                                   SCHEDULE 1
                           MONTHLY RECURRING CHARGES

                                     Unit                       Extended
                                    Price        Qty.*            Price
                                    -----        -----          --------

Satellite Capacity Units*             *            *               $ *

CONDITIONS TO PRICING

Satellite Capacity Unit charges will begin with * on August 1, 1996 and increase by * until January 1, 1997, when PageMart's required number of SCUs shall be * SCUs * for the month of January, 1997, and the number of SCUs shall thereafter * until a * required satellite capacity * SCUs * is reached, which shall be sustained for the balance of the SSS Agreement; provided, however, that PageMart's SCU required capacity shall be immediately * in the event AvData * any additional capacity as set forth in Paragraph (J)(2) of the SSS Agreement.

PageMart may * the number of SCUs and payments at a rate * SCU *. Additionally, one (1) High Power SCU shall count as two (2) SCUs.

SATELLITES

As of the Execution Date, AvData has commitments with Satellite Operators to provide up to * of the SCUs on Galaxy IV and up to * of the SCUs on GE-1.

*  ADDITIONAL SATELLITE CAPACITY

AvData will provide additional satellite capacity when requested by PageMart subject to satellite capacity availability and price at the time PageMart requests this service.

* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                              AvData Systems, Inc.
                                  PROPRIETARY
                                       10

A & R Satellite Services Supplement                                Rev. 12/10/97